TRANSGLOBE ENERGY CORPORATION ANNOUNCES

DIRECTOR/PDMR SHAREHOLDINGS

AIM & TSX:  “TGL” & NASDAQ:  “TGA”

Calgary, Alberta, May 26, 2020 - TransGlobe Energy Corporation (“TransGlobe” or the “Company”) announces that on May 22, 2020, David Cook, Carol Bell, Ross Clarkson, Edward LaFehr, Tim Marchant and Steven Sinclair all Directors of the Company received Deferred Share Units (“DSUs”) as part of the Company’s director compensation program and will count towards their respective shareholding requirements.

Director	Number of DSUs issued	Price Granted ($Cdn)	Number of DSUs held following the transaction	% of Company's issued share capital held
David Cook	80,137	$0.73	335,036	DSUs are settled in cash and have no effect on share capital
Carol Bell	62,329	$0.73	93,235
Ross Clarkson	62,329	$0.73	93,235
Edward LaFehr	62,329	$0.73	93,235
Tim Marchant	62,329	$0.73	62,329
Steven Sinclair	62,329	$0.73	148,594

The DSUs were issued in accordance with the Deferred Share Unit Plan of the Company.  No shares will be issued upon retirement or vesting of any of the share units as the instruments are settled in cash.

The Company has also issued stock options (“Options”) on May 22, 2020 to the President and Chief Executive Officer, the Vice President Finance and Chief Financial Officer and the Vice President and Chief Operating Officer (collectively referred to as the “PDMRs”).

The Company has also issued Performance Share Units (“PSUs”) on May 22, 2020 to the PDMRs in accordance with the Performance Share Unit Plan of the Company.  No shares will be issued upon exercise or vesting of any of the share units as the instruments are settled in cash.

PDMR	Position	Type	Quantity Awarded	Exercise Price/Price of Grant ($Cdn)	Number Held Following Grant
Randy Neely	President and Chief Executive Officer	Option	315,696	$0.79	1,254,284
		PSU	402,188	$0.73	738,605
Edward Ok	Vice President Finance and Chief Financial Officer	Option	157,258	$0.79	422,524
		PSU	200,342	$0.73	350,365
Geoffrey Probert	Vice President and Chief Operating Officer	Option	188,710	$0.79	350,508
		PSU	240,411	$0.73	320,630

The notifications set out below are provided in accordance with the requirements of the EU Market Abuse Regulation.

Notification of a Transaction pursuant to Article 19(1) of Regulation (EU) No. 596/2014

1)Details of PDMR a)Name	David Cook	Carol Bell	Ross Clarkson
2)Reason for the notification a)Position / status	Director	Director	Director
b)Initial notification / amendment	Initial notification	Initial notification	Initial notification
3)Details of the issuer a)Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b)Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4)Details of transaction a)Description of financial instrument	Deferred Share Units	Deferred Share Units	Deferred Share Units
b)Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)Nature of the transaction	Grant of Deferred Share Units	Grant of Deferred Share Units	Grant of Deferred Share Units
d)Price(s) and volume(s)	Price: Cdn $0.73 Volume: 80,137	Price: Cdn $0.73 Volume: 62,329	Price: Cdn $0.73 Volume: 62,329
e)Aggregated information: i)Price ii)Volume	Price: $0.73 Cdn per DSU Volume: 80,137 DSUs	Price: $0.73 Cdn per DSU Volume: 62,329 DSUs	Price: $0.73 Cdn per DSU Volume: 62,329 DSUs
f)Date of the transaction	May 22, 2020	May 22, 2020	May 22, 2020
g)Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

1)Details of PDMR a)Name	Edward LaFehr	Tim Marchant	Steven Sinclair
2)Reason for the notification a)Position / status	Director	Director	Director
b)Initial notification / amendment	Initial notification	Initial notification	Initial notification
3)Details of the issuer a)Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b)Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4)Details of transaction a)Description of financial instrument	Deferred Share Units	Deferred Share Units	Deferred Share Units
b)Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)Nature of the transaction	Grant of Deferred Share Units	Grant of Deferred Share Units	Grant of Deferred Share Units
d)Price(s) and volume(s)	Price: Cdn $0.73 Volume: 62,329	Price: Cdn $0.73 Volume: 62,329	Price: Cdn $0.73 Volume: 62,329
e)Aggregated information: i)Price ii)Volume	Price: $0.73 Cdn per DSU Volume: 62,329 DSUs	Price: $0.73 Cdn per DSU Volume: 62,329 DSUs	Price: $0.73 Cdn per DSU Volume: 62,329 DSUs
f)Date of the transaction	May 22, 2020	May 22, 2020	May 22, 2020
g)Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

Notification of a Transaction pursuant to Article 19(3) of Regulation (EU) No. 596/2014

1)Details of PDMR a.Name	Randy Neely	Edward Ok	Geoffrey Probert
2)Reason for the notification a.Position / status	President and Chief Executive Officer	Vice President Finance and Chief Financial Officer	Vice President and Chief Operating Officer
b.Initial notification / amendment	Initial notification	Initial notification	Initial notification
3)Details of the issuer a.Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b.Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4)Details of transaction a.Description of financial instrument	Options	Options	Options
b.Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c.Nature of the transaction	Grant of Options	Grant of Options	Grant of Options
d.Price(s) and volume(s)	Exercise Price: Cdn $0.79 Volume: 315,696	Exercise Price: Cdn $0.79 Volume: 157,258	Exercise Price: Cdn $0.79 Volume: 188,710
e.Aggregated information: i.Price ii.Volume	Exercise Price: $0.79 Cdn per Option Volume: 315,696 Options	Exercise Price: $0.79 Cdn per Option Volume: 157,258 Options	Exercise Price: $0.79 Cdn per Option Volume: 188,710 Options
f.Date of the transaction	May 22, 2020	May 22, 2020	May 22, 2020
g.Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

Notification of a Transaction pursuant to Article 19(3) of Regulation (EU) No. 596/2014

1)Details of PDMR a)Name	Randy Neely	Edward Ok	Geoffrey Probert
2)Reason for the notification a)Position / status	President and Chief Executive Officer	Vice President Finance and Chief Financial Officer	Vice President and Chief Operating Officer
b)Initial notification / amendment	Initial notification	Initial notification	Initial notification
3)Details of the issuer a)Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b)Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4)Details of transaction a)Description of financial instrument	Performance Share Units	Performance Share Units	Performance Share Units
b)Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)Nature of the transaction	Grant of PSUs	Grant of PSUs	Grant of PSUs
d)Price(s) and volume(s)	Price: Cdn $0.73 Volume: 402,188	Price: Cdn $0.73 Volume: 200,342	Price: Cdn $0.73 Volume: 240,411
e)Aggregated information: i)Price ii)Volume	Price: $0.73 Cdn per PSU Volume: 402,188 PSUs	Price: $0.73 Cdn per PSU Volume: 200,342 PSUs	Price: $0.73 Cdn per PSU Volume: 240,411 PSUs
f)Date of the transaction	May 22, 2020	May 22, 2020	May 22, 2020
g)Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

About TransGlobe

TransGlobe Energy Corporation is a cash flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact:
TransGlobe Energy	Via FTI Consulting
Randy Neely, President and Chief Executive Officer
Eddie Ok, Chief Financial Officer

Canaccord Genuity (Nomad & Sole Broker)	+44 (0) 20 7523 8000
Henry Fitzgerald-O'Connor
James Asensio

FTI Consulting (Financial PR)	+44 (0) 20 3727 1000
Ben Brewerton	transglobeenergy@fticonsulting.com
Genevieve Ryan

Tailwind Associates (Investor Relations)
Darren Engels	darren@tailwindassociates.ca http://www.tailwindassociates.ca +1 403.618.8035 investor.relations@trans-globe.com http://www.trans-globe.com +1 403.264.9888